AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2004

                          Registration No. 333-________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                         GENESIS TECHNOLOGY GROUP, INC.
            (Exact name of registration as specified in its charter)



         Florida                                      65-1130026
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                           777 Yamato Road, Suite 130
                              Boca Raton, FL 33431
                                 (561) 988-9880
          (Address and Telephone Number of Principal Executive Offices)


                         Genesis Technology Group, Inc.
                             2004 Stock Option Plan
                            (Full Title of the Plan)

                                   Copies to:

                            James M. Schneider, Esq.
                            Schneider Weinberger LLP
                           2200 Corporate Blvd. NW Suite 210
                              Boca Raton, FL 33431
                                 (561) 362-9595

                                           CALCULATION OF REGISTRATION FEE


                                          Proposed    Proposed
                                          maximum     maximum
                                          offering    aggregate     Amount of
Title of securities       Amount to be    price per   offering    registration
 to be registered         registered       share       price           fee
--------------------------------------------------------------------------------

Common Stock, $.001
par value per share (1)   10,000,000       $0.20    $ 2,000,000       $254.00

(1) Calculated in accordance with Rule 457(h) based upon the average of the closing bid and asked prices on April 26, 2004, which is higher than the exercise price of the outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 This registration statement relates to separate prospectuses.


         Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, directors, consultants and others of up to 10,000,000 shares of common stock pursuant to our 2004 Stock Option Plan (the "Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the reoffer prospectus, relates to the reoffer or resale of any shares that are deemed to be control securities or restricted securities under the Securities Act of 1933.

                                   PROSPECTUS

Item 1.  Plan Information

         We established the Plan effective April 21, 2004 covering 10,000,000 shares of our common stock, to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants. The issuance of shares under the Plan is restricted to persons and firms who are closely related to us and who provide services in connection with the development and production of our products and services or otherwise in connection with our business. The Plan authorizes us currently to issue up to 10,000,000 shares of our common stock. Securities must be issued only for bona fide services. Shares are awarded under the Plan pursuant to individually negotiated compensation contracts or as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of securities that may be awarded under the Plan to a single participant. We anticipate that a substantial portion of the securities to be issued under the Plan will be issued as compensation to our employees, directors, technical consultants and advisors who provide services in the development and promoting of our various products and services and assisting the Company in developing our internal infrastructure, our strategic planning, and our acquisition and strategic alliance program.

         The Plan does not require restrictions on the transferability of securities issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Restricted shares awarded under the Plan are intended to be fully taxable to the recipient as earned income.

Item 2.  Company Information and Employee Plan Annual Information

         We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at is principal office at 777 Yamato Road, Suite 130, Boca Raton, Florida 33431, attention: Chief Executive Officer.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

         Our principal offices are located at:

                           777 Yamato Road, Suite 130
                            Boca Raton, Florida 33431
                            Telephone (561) 988-9880

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

PROSPECTUS

                         GENESIS TECHNOLOGY GROUP, INC.

                        10,000,000 Shares of Common Stock
                                ($.001 par value)

         This prospectus forms a part of a registration statement, which registers an aggregate of 10,000,000 shares of common stock issued or issuable from time-to-time under the Genesis Technology Group, Inc. 2004 Stock Option Plan.

         Genesis Technology Group, Inc. is referred to in this prospectus as "Genesis", "we", "us" or "our". The 10,000,000 shares covered by this prospectus are referred to as the "Shares". Persons who are issued Shares are sometimes referred to as the "selling security holders."

         This prospectus also covers the resale of Shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock.

         We will not receive any proceeds from sales of Shares by selling security holders.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                The date of this prospectus is April 27, 2004.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

- Annual Report on form 10-KSB filed on January 13, 2004 - Quarterly Report on Form 10-QSB filed on February 17, 2004 - SB-2 Registration filed March 25, 2004

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Genesis Technology Group, Inc., 777 Yamato Road, Suite 130, Boca Raton, Florida 33431.

                                   THE COMPANY

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

We are an international company with operations in the United States and the People's Republic of China. Our computer equipment and accessories division, which represents approximately 96% of our consolidated revenues, is an information technology enterprise with its principal offices in China . Our consulting services division, which represents approximately 4% our consolidated revenues, provides consulting and advisory services to small and mid-sized companies interested in entering the Chinese market. We are a member of the Shanghai United Assets and Equity Exchange (SUAEE), an organization that promotes the influx of technology into China. We believe that the computer and equipment accessories division of our business will become a less significant phase of our operations in future periods as we expand our consulting services segment.

         We believe that as we further develop our consulting services segment, more opportunities to expand our operations through acquisitions will also be presented to us. It is critical to our long-term business model to both increase our revenues from the consulting services segment of our existing business, as well as to diversify our revenue base. By virtue of the nature of our consulting services and the professional experience of our management and directors, we interact with a number of both U.S. and Chinese companies. Through this broadening of our relationship base, we believe that we will be able to not only provide better services to our client companies, but we will have certain advantages over other companies our size when it comes to identifying and closing acquisitions.

         Our computer equipment and accessories division is an established business which can grow internally without significant additional capital. The fee-based structure of our consulting services division is such that if our client company is successful in its particular venture, we can earn additional fees. These fees could range from a flat cash fee, to a fee which includes a combination of equity in our client and a success fee payable upon the completion of transactions such as acquisitions, formations of joint ventures, or licensing or selling technologies in China, to a solely performance based fee upon the completion of the project. As described elsewhere in this prospectus, we do not intend to operate as an investment company or become subject to the Investment Company Act of 1940. However, in order to materially grow our business we will need to raise additional working capital. Capital will typically be needed

         We currently have three active subsidiary companies. We own 80% each of one computer hardware and software manufacturer/distributor located in Shanghai, China. We own 100% of two consulting companies, one in the U.S. and one in China. We own 85% of an inactive biotechnology marketing firm that is located in the U.S.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company. Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

WE HAVE A HISTORY OF LOSSES, A SUBSTANTIAL ACCUMULATED DEFICIT AND WE CANNOT ASSURE YOU THAT WE WILL OBTAIN PROFITABILITY IN THE FUTURE. AS A RESULT, YOU COULD LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

         For the fiscal years ended September 30, 2003 and 2002, we had net consolidated revenues of $23,596,878 and $14,325,651, respectively, net losses of $3,089,370 and $193,645, respectively. For the three months ended December 31, 2003 we reported net consolidated revenues of $6,565,377 and a net loss of $138,752. In addition, at December 31, 2003, we had an accumulated deficit of $13,710,742. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties including but not limited to the risks of doing business in China as described elsewhere in this prospectus. As a result, we are unable to predict whether we will achieve profitability in the future. While we recently raised additional working capital as described elsewhere in this prospectus, our failure to achieve profitable operations in future periods will adversely effect our working capital which would in turn limit our ability to grow our company and increase revenues. In this event, you could lose all of your investment in our company.

We are an international company with operations in the United States and the People's Republic of China.

Our computer equipment and accessories division represented approximately 96% of our consolidated revenues for the three months ended December 31, 2003 and approximately 98% of our consolidated revenues for the fiscal year ended September 30, 2003. Our consulting services division represented approximately 4% our consolidated revenues for the three months ended December 31, 2003 and approximately 2% of our consolidated revenues for the fiscal year ended September 30, 2003.

We believe that as we further develop our consulting services segment, more opportunities to expand our operations through acquisitions will also be presented to us.

It is critical to our long-term business model to both increase our revenues from the consulting services segment of our existing business, as well as to diversify our revenue base. By virtue of the nature of our consulting services and the professional experience of our management and directors, we interact with a number of both U.S. and Chinese companies. Through this broadening of our relationship base, we believe that we will be able to not only provide better services to our client companies, but we will have certain advantages over other companies our size when it comes to identifying and closing acquisitions.

         We believe that the computer and equipment accessories division of our business will become a less significant phase of our operations in future periods as we expand our consulting services segment.

Our computer equipment and accessories division is an established business which can grow internally without significant additional capital. The fee-based structure of our consulting services division is such that if our client company is successful in its particular venture, we can earn additional fees. These fees could range from a flat cash fee, to a fee which includes a combination of equity in our client and a success fee payable upon the completion of transactions such as acquisitions, formations of joint ventures, or licensing or selling technologies in China, to a solely performance based fee upon the completion of the project. As described elsewhere in this prospectus, we do not intend to operate as an investment company or become subject to the Investment Company Act of 1940. However, in order to materially grow our business we will need to raise additional working capital. Capital will typically be needed

Our business depends significantly upon the performance of our subsidiaries, which is uncertain.

         Currently, a majority of our revenues are derived via the operations of our subsidiaries. Economic, governmental, political, industry and internal company factors outside our control affect each of our subsidiaries. If our subsidiaries do not succeed, the value of our assets and the price of our common stock could decline. Some of the material risks relating to our partner companies include:

        - Two of our subsidiaries are located in China and have specific risks associated with that status (see below);

        - Intensifying competition for our products and services and those of our subsidiaries, which could lead to the failure of some of our subsidiaries;

        - Our Biotechnology subsidiary, Biosystems, may be subject to changing governmental regulations and laws as they relate to the biomedical industry.

We have a substantial accumulated deficit and may not obtain profitability in the future.

         For the fiscal year ended September 30, 2003 and the three months ended December 31, 2003, we had net losses of $3,089,370 and $138,752, respectively. In addition, at December 31, 2003, we had an accumulated deficit of $13,710,742. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future. As a result of these conditions, our financial statements disclose there is substantial doubt as to our ability to continue as a going concern.

There are political, economic, health and regulatory risks associated with doing business in China.

         China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. The advent of SARS in China, at least in the short term, could substantially impact economic progress in China. The current economic situation may adversely affect our profitability over time as expenditures may decrease due to the results of slowing domestic demand and deflation.

We have only recently commenced revenue-producing operations, and the limited information available about us makes an evaluation of us difficult.

         We have conducted limited operations, and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in international commerce. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees.

         Our future success depends on the continued services of our key members of management. The loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel; and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE CONVERSION OF CHINESE RMB INTO U.S.DOLLARS.

         We generate revenue and incur expenses and liabilities in both Chinese renminbi (RMB) and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which are earnings and obligations are denominated.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS.

         Historically, our operations have been financed primarily through the issuance of debt and equity. Capital is typically needed not only for the acquisition of additional companies, but also for the effective integration, operation and expansion of these businesses. Capital is also necessary to fund our ongoing operations. Our future capital requirements, however, depend on a number of factors, including our ability to grow our revenues, manage our business and control our expenses. While we recently raised additional working capital as described elsewhere in this prospectus which provides us sufficient working capital for the present, in the future we may need to raise additional capital to fund our ongoing operations. We cannot assure you that if we need additional working capital in the future that we will be able to raise it on terms acceptable to us, if at all. If we do not raise funds as needed, our ability to continue our business and operations is in jeopardy.

ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

         In our future capital raising efforts we may seek to raise additional capital through the sale of equity and debt securities or a combination thereof. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

WE ARE DEPENDENT ON CRITICAL SUPPLIERS FOR PRODUCT SALES, WHICH PRODUCE THE BULK OF OUR REVENUES. A DECREASE IN TECHNOLOGY SPENDING COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Our largest subsidiary, Chorry, is dependent upon the ability of network hardware manufacturers, such as Epson, Canon and Samsung to provide them with product for resale on a regular and recurring basis. If the supply of product were to be interrupted for a significant amount of time, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the market for technology products and services has been growing at a steady pace in China. There can be no assurance that this trend will continue. A decrease in the demand for these products could have a material adverse effect on our business, financial condition and results of operations.

OUR DETERMINATION NOT TO BECOME AN INVESTMENT COMPANY COULD LIMIT OUR ABILITY TO ACCEPT EQUITY POSITIONS IN OUR CLIENT COMPANIES OR TO ACCEPT EQUITY FROM OUR CLIENT COMPANIES AS COMPENSATION FOR OUR SERVICES.

         The Investment Company Act of 1940 restricts the operations of companies that are deemed to be "investment companies." On a limited basis we have from time to time accepted equity in one of our client companies as compensation for our services. In addition, under existing contracts with client companies we are entitled to receive equity in a joint venture entered into by one of our client companies. We do not, however, intend to become an investment company and thereby be subject to the Investment Company Act of 1940. Because of this, in the future our abilities to accept engagements from clients who wish to compensate us for our services in equity may be limited. In addition, at such time, if ever, that one of our client companies establishes the type of joint venture which would result in our company being issued equity in that venture, our ability to accept such an interest may be limited or we may be required to structure the transaction in such a fashion that it does not fall within the definition of an "investment" which could limit our future financial benefits. We do not believe these restrictions will materially adversely effect our results of operations in the near future. If, however, we should inadvertently become subject to the Investment Company Act of 1940 and if we should fail to comply with the requirements of that act, we would be prohibited from engaging in business or selling our securities, and could be subject to civil and criminal actions for doing so. Any failure to comply with the Investment Company Act would therefore seriously harm our business.

THE VALUE OF THE EQUITY SECURITIES WE OCCASIONALLY ACCEPT AS COMPENSATION ARE SUBJECT TO ADJUSTMENT WHICH COULD RESULT IN LOSSES TO US IN FUTURE PERIODS.

         From time to time we accept equity securities of one of our client companies as compensation for our services. These securities are reflected on our balance sheet as either "marketable equity securities" or "marketable equity securities - restricted." We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. Because we do not want to be considered an investment company, it is to our benefit to keep the carrying values of these securities as low as possible. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.


PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti- takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

         In addition, our articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 200,000 shares of Series A 6% Cumulative Convertible Preferred Stock are issued and outstanding as of the date of this prospectus or will be issued and outstanding following the date of this prospectus as describe later in under "Selling Security Holders." Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

The demand for these products could have a material adverse effect on our business, financial condition and results of operations.

Our common stock is thinly traded, and an active and viable trading market for our common stock may not develop.

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "GTEC." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

        o investors may have difficulty buying and selling or obtaining market quotations;
        o        market visibility for our common stock may be limited; and
        o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The sale of shares eligible for future sale could have a depressive effect on the market price for our common stock

         As of April 1, 2004, there were 46,694,378 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, in excess of 12 million restricted shares of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Unless registered on a form other than Form S-8, the resale of our shares of Common Stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders, who have beneficially owned restricted shares of common stock for at least one year, to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

         It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.



                         GENESIS TECHNOLOGY GROUP, INC.
                             2004 STOCK OPTION PLAN

Introduction

         The following descriptions summarize certain provisions of our Genesis Technology Group, Inc. 2004 Stock Option Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

         On April 6, 2004, our Board of Directors authorized, approved and adopted, the Plan covering 10,000,000 shares of common stock. As of April 21, 2004, 5,650,250 shares underlying options had been granted under the Plan.

         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options.

Administration


         The Plan will be administered by our Board of Directors or an underlying committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

Shares subject to awards

         We have currently reserved 10,000,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 10,000,000 shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Terms of Exercise

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

Exercise Price

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures, which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

Option Period

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

Termination


         All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

Modification and Termination of Plans

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares subject to this Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the Plan, may be effective unless and until approved by our shareholders in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 30, 2013.

Federal Income Tax Effects


         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on September 30, 2003. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws, which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock, is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Securities Laws

         The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS


         The information under this heading relates to resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws. Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.


         The following table sets forth

         -        the name of each affiliated selling security holder,

         - the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,

         - the maximum amount of Shares to be offered by the affiliated selling security holders pursuant to this prospectus,

         - the amount of common stock to be owned by each affiliated selling security holder following sale of the Shares, and

         - the percentage of our common stock to be owned by the affiliated selling security holder following completion of such offering (based on 32,517,353 shares of common stock of Genesis outstanding as of the date of this prospectus), and adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder's options or warrants, but no other person's options or warrants.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the Shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

                                                                   Percentage
                                                  Shares to be    to be Owned
Name of Selling     Number of      Shares to       Owned After         After
Security Holder    Shares Owned    be Offered       Offering         Offering
---------------    ------------   ----------       -----------     ----------

James Wang         1,726,000       1,488,772         238,000            0.4%
Gary L. Wolfson    1,897,250       1,631,250         266,000            0.4%
Kenneth Clinton    1,806,540       1,557,540         249,000            0.4%
Adam Wasserman       200,000         200,000               0           0.00%
--------------------------------------------------------------------------------

(1) Dr. Wang's holdings include Options to purchase 1,488,000 shares of Common Stock of which 1,488,000 Shares are being offered hereby.

(2) Mr. Wolfson's holdings include Options to purchase 1,631,250 shares of Common Stock of which 1,631,250 Shares are being offered hereby. Of these shares 250,000 shares are held in trust for Mr. Wolfson's children for which Mr. Wolfson is one of three Trustees.

(3) Mr. Clinton's holdings include Options to purchase 1,557,540 shares of Common Stock of which 1,557,540 Shares are being offered hereby.

(4) Mr. Wasserman's holdings include Options to purchase 200,000 shares of Common Stock all of which shares are being offered hereby.

                              PLAN OF DISTRIBUTION

         The information under this heading includes resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The Shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

         The selling security holders may sell Shares in one or more of the following methods, which may include crosses or block transactions:

          o Through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

          o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

          o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Genesis and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that, at the time a resale of the Shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

General

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 200,000,000 shares of common stock, par value $.001 per share, of which 46,694,378shares are issued and outstanding. We are authorized to issue 20,000,000 shares of preferred stock, of which 108,000 are issued .

Common Stock

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Preferred Stock

         Our articles of incorporation authorizes our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Florida law.


Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Computershare Trust Company, 350 Indiana St., #800, Golden, CO 80401, and its telephone number is (303) 984-4100.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by Schneider Weinberger LLP, 2200 Corporate Blvd, NW, Suite 210, Boca Raton, FL 33431.


                                     EXPERTS

         The consolidated financial statements of Genesis Technology Group, Inc. as of September 30, 2003 and 2002, and for the years then ended, appearing in our Annual Report on Form 10-KSB for the year ended September 30, 2003 have been audited by Sherb & Co., LLP, independent auditors, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        - Annual Report on form 10-KSB filed on January 13, 2004
        - Quarterly Report on Form 10-QSB filed on February 17, 2004
        - SB-2 Registration filed March 25, 2004

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Genesis Technology Group, Inc., 777 Yamato Road, Suite 130, Boca Raton, Florida 33431.

Item 4.           Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Directors and Officers

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.           Exemption From Registration Claimed

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.           Exhibits

           5.1    Opinion of Schneider Weinberger LLP includes Exhibit 23.1.*
          10.1     Genesis Technology Group, Inc. 2004 Stock Option Plan.*
          23.1     Consent of Independent Certified Public Accountants.*

--------------------
*        Filed herewith.

Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (b)  To  reflect  in the  prospectus  any  facts or  events a rising  after  the effective  date  of  the
                       registration   statement  (or  the  most  recent post-
                       effective amendment thereof) which, individually or in the aggregate,represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 21, 2004.

                                               GENESIS TECHNOLOGY GROUP, INC.


                                                 By: /s/ Gary L. Wolfson
                                      -----------------------------------------
                                                  GARY L. WOLFSON, CEO and
                                                 Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                               Date



/s/ James Wang            Chairman of the Board, President       April 26, 2004
-----------------
James Wang

/s/Gary L. Wolfson        CEO, Director                          April 26, 2004
-------------------
Gary L. Wolfson


/s/ Kenneth  Clinton       COO and Director           April 26, 2004
---------------------
Kenneth Clinton


/s/Adam Wasserman          CFO and Principal Financial           April 26, 2004
--------------------       and Accounting Officer
Adam Wasserman

/s/ Li Shaoqing            Director                              April 26, 2004
 -------------------
 Dr. Li Shaoqing

 /s/ Robert Zhuang         Director                              April 26, 2004
 ------------------
 Robert Zhuang

 /s/Shan Tingting          Director                              April 26, 2004
-----------------
 Shan Tingting



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